Exhibit 10.1

AMENDMENT TO

STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement (this “Amendment”) is made and entered into as of August 19, 2025, by and among Datavault AI Inc., a Delaware corporation (together with its successors, “Buyer”), API Media Innovations, Inc., a New Jersey corporation (the “Company”), David Reese (“Reese”) and Frank Tomaino (“Tomaino”; together with Reese, the “Sellers” and each a “Seller”). Capitalized terms used herein without definition shall have the same definition ascribed thereto in the Purchase Agreement (as defined below).

WHEREAS, the Stock Purchase Agreement was made and entered into as of July 13, 2025, by and among Buyer, the Company and Sellers (the “Purchase Agreement”), pursuant to which the Purchaser has agreed to purchase from Sellers all of the issued and outstanding shares of common stock, no par value, of the Company, subject to the terms and conditions set forth in the Purchase Agreement; and

WHEREAS, Section 11.09 of the Purchase Agreement provides that the Purchase Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party to the Purchase Agreement; and

WHEREAS, Buyer, the Company and Sellers desire to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.            Amendment to Section 10.01. Sections 10.01(b), (c) and (d) of the Purchase Agreement are hereby deleted in their entirety.

2.            Amendment to Section 10.03(a). Section 10.03(a) of the Purchase Agreement shall be amended in its entirety to read as follows:

(a)          Buyer acknowledges and agrees that as of the date of the Amendment, Sellers are entitled to the Breakup Fee; however, if this Agreement is terminated as a result of the application of Section 10.01(a) or (e), then the Buyer shall be excused from payment of the Breakup Fee. If the Buyer closes the Proposed Transaction by August 26, 2025 (the “Drop Dead Date”), then, in such event, Buyer shall be excused from paying to Sellers the Breakup Fee. If the Buyer fails to close the Proposed Transaction by the Drop Dead Date, then, in such event, Buyer shall pay the Breakup Fee on the next Business Day immediately after the date upon which Sellers are entitled to the Breakup Fee pursuant to the previous sentence and the Breakup Fee shall accrue interest at a rate of 10% per annum from such day moving forward. In the event the Buyer fails to pay the Breakup Fee when due, the Buyer shall be responsible and shall and does hereby indemnify and hold Sellers harmless for all of Sellers’ collection costs and expenses, including without limitation, all legal fees of the Sellers, whether or not a lawsuit is filed.

3.           Amendment to Section 8.02(o). Sections 8.02(o) of the Purchase Agreement is hereby deleted in its entirety and replaced with “Intentionally omitted.”

4.            No Other Modification. Except as specifically amended by the terms of this Amendment, all terms and conditions set forth in the Purchase Agreement shall remain in full force and effect, as applicable.

5.            Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without regard to any rule or principle that might refer the governance or construction of this Amendment to the Laws of another jurisdiction.

6.            Entire Agreement. This Amendment contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained therein and may not be contradicted by evidence of any alleged oral agreement.

7.            Further Assurances. Each party to this Amendment agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Amendment.

8.            Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument. Facsimile, .pdf and other electronic execution and delivery of this consent is legal, valid and binding for all purposes.

9.            Headings. The descriptive headings of the various provisions of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective for all purposes as of the date first above written.

COMPANY:

API MEDIA INNOVATIONS INC.

By	/s/ David Reese
Name:	David Reese
Title:	Chief Executive Officer

SELLERS:

/s/ David Reese
DAVID REESE

/s/ Frank Tomaino
FRANK TOMAINO

BUYER:

DATAVAULT AI INC.

By	/s/ Nathaniel Bradley
Name:	Nathaniel Bradley
Title:	Chief Executive Officer

[Signature Page to Amendment to Stock Purchase Agreement]